Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SEIFI GHASEMI, M. SCOTT CROCCO, SEAN D. MAJOR and MARY T. AFFLERBACH, and each of them acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 for the registration of equity and debt securities of Air Products and Chemicals, Inc., and any and all amendments thereto and renewals or refilings thereof in the future, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan K. Carter	Director	14 November 2017
Susan K. Carter

/s/ Charles I. Cogut	Director	14 November 2017
Charles I. Cogut

/s/ Chadwick C. Deaton	Director	14 November 2017
Chadwick C. Deaton

/s/ Seifi Ghasemi Seifi Ghasemi	Director and Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	14 November 2017

/s/ David H. Y. Ho	Director	14 November 2017
David H. Y. Ho

/s/ Margaret G. McGlynn	Director	14 November 2017
Margaret G. McGlynn

/s/ Edward L. Monser	Director	14 November 2017
Edward L. Monser

/s/ Matthew H. Paull	Director	14 November 2017
Matthew H. Paull